Exhibit 8

CUSIP No. 21871D103	SCHEDULE 13D

SENATOR FOCUSED STRATEGIES LP

510 Madison Avenue, 28th Floor

New York, New York 10022

August 31, 2020

Via United States Certified Mail, Federal Express, Email

and By-Hand Delivery

CoreLogic, Inc.

40 Pacifica, Suite 900

Irvine, California 92618

Attention:  Francis Aaron Henry, Chief Legal Officer and

                  Corporate Secretary

Re:    Request for Special Meeting of Stockholders of CoreLogic, Inc.

Dear Mr. Henry:

As of the date hereof, Senator Focused Strategies LP (“the Requesting Stockholder”) is the record holder of 100 shares of common stock, par value $0.00001 per share (“Shares”) of CoreLogic, Inc., a Delaware corporation (the “Company”). Copies of documentation evidencing such Shares held of record by the Requesting Stockholder is attached hereto as Exhibit A.

As of the date hereof, the Requesting Stockholder has solicited requests in the form of Special Meeting Request Cards (the “Special Meeting Request Cards”) from additional stockholders of the Company (the “Additional Stockholders”) pursuant to a definitive Solicitation Statement filed with the Securities and Exchange Commission on August 19, 2020 by the Requesting Stockholder and certain other parties, which information is incorporated by reference herein. Pursuant to the Special Meeting Request Cards, the Additional Stockholders authorize and designate the Requesting Stockholder to collect and deliver the Special Meeting Request Cards for the purpose of requesting a special meeting of stockholders. The Requesting Stockholder and the Additional Stockholders are the holders of an aggregate of 13,929,639 Shares of the Company and copies of the Special Meeting Request Cards and supporting documentation are attached hereto as Exhibit B.

The Requesting Stockholder and the Additional Stockholders represent holders of Shares entitled to cast greater than 10.0% of the Shares entitled to vote at the proposed Special Meeting (as defined below). The aggregate number and percentage of Shares reported herein are based upon the 79,458,522 Shares outstanding as of July 21, 2020, as reported in the Issuer’s Quarterly Report on Form 10-Q for the period ended June 30, 2020, filed with the Securities and Exchange Commission on July 27, 2020.

Pursuant to Section 2.2 of Article II of the Company’s Bylaws, as amended and restated as of July 6, 2020 (the “Bylaws”), and Section 211(d) of the Delaware General Corporation Law (the “DGCL”), the Requesting Stockholder, on behalf of itself and the Additional Stockholders, hereby requests that the Company call a special meeting of stockholders of the Company (the “Special Meeting”) for the purpose of considering and voting upon the following proposals (the “Special Meeting Request”) in the order set forth below:

CUSIP No. 21871D103	SCHEDULE 13D

1.

the repeal of each provision of, or amendment to, the Bylaws adopted by the Board of Directors of the Company (the “Board”) without the approval of the stockholders of the Company subsequent to July 6, 2020, which is the date of the most recent publicly available amendment to the Bylaws;

2.

the removal from office as directors of the Company J. David Chatham, Douglas C. Curling, John C. Dorman, Paul F. Folino, Thomas C. O’Brien, Pamela H. Patenaude, Vikrant Raina, J. Michael Shepherd and David F. Walker, as well as any other person or persons elected or appointed to the Board without stockholder approval (each, a “New Director”) after June 18, 2020 and up to and including the date of the Special Meeting (other than any Nominee set forth below);

3.

the election of the following individuals to serve as directors of the Company: W. Steve Albrecht, Martina Lewis Bradford, Gail Landis, Wendy Lane, Ryan McKendrick, Katherine “KT” Rabin, Sreekanth Ravi, Lisa Wardell and Henry W. “Jay” Winship, (individually, a “Nominee” and, collectively, the “Nominees”); provided, however, that if at any time prior to the date of the Special Meeting one or more Nominees are no longer willing or, as a result of death or incapacity, able to serve as directors of the Company and a majority of the then-remaining Nominees select replacements, those replacements (rather than the individuals they replaced), along with the Nominees who have not been replaced shall then be considered the Nominees for all purposes;

4.

if Proposal (2) and Proposal (3) are each passed but the election of the Nominees is not effected, or if Proposal (2) is not passed or there are otherwise insufficient vacancies on the Board to elect or appoint the Nominees to the Board, the election or appointment by the Board of each Nominee to serve as a director of the Company; provided, however, that if at any time prior to the date of the Special Meeting one or more Nominees are no longer willing or, as a result of death or incapacity, able to serve as directors of the Company and a majority of the then-remaining Nominees select replacements, those replacements (rather than the individuals they replaced), along with the Nominees who have not been replaced shall then be considered the Nominees for all purposes; and

5.

the amendment of Section 2.2 of Article II of the Bylaws, as set forth on Exhibit C attached hereto, to add a new clause to Section 2.2 of Article II of the Bylaws (which shall be designated clause (b)), in order to provide mechanics for calling a special meeting if no directors or less than a majority of directors are in office following the passing of Proposal (2).

In the event that Proposal (2) passes resulting in vacancies, but Proposal (3) and Proposal (4) do not pass, Proposal (3) passes but the Company refuses to effect the election of the Nominees or Proposal (4) passes but the Board refuses to appoint the Nominees to the Board, then the Requesting Stockholder intends to seek additional approval from stockholders in order to exercise its rights pursuant to Section 223(c) of the DGCL, which provides that the Delaware Court of Chancery may summarily order an election to be held to fill any vacancies if the directors then in office shall constitute less than a majority of the whole Board. Proposals (1)-(5) above are collectively referred to herein as the “Proposals.”

CUSIP No. 21871D103	SCHEDULE 13D

The Requesting Stockholder, on behalf of itself and the Additional Stockholders, requests that the Special Meeting be held as soon as possible, and in any event, and pursuant to Section 2.2 of Article II of the Bylaws, not more than ninety (90) days after this Special Meeting Request is received by you in your capacity as the Corporate Secretary of the Company.

Concurrently with this Special Meeting Request, and in accordance with Sections 2.2 and 2.10 of Article II of the Bylaws, the Requesting Stockholder is delivering to the Company a written notice setting forth the information required by Section 2.10(b) of the Bylaws as to the business proposed to be conducted and the nominations proposed to be presented at the Special Meeting and as to the stockholders proposing such business and nominations (the “Notice of Stockholder Business and Nominations”).

Please direct any correspondence concerning this Special Meeting Request to the undersigned at the address set forth above and our counsel, Richard M. Brand, Esq. (telephone: (212) 504-5757, email: richard.brand@cwt.com) and Joshua A. Apfelroth, Esq. (telephone: (212) 504-6391, email: joshua.apfelroth@cwt.com) of Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, New York 10281. If the Company believes that (i) this Special Meeting Request for any reason does not comply with requirements for a request for a special meeting of stockholders or is defective in any respect or (ii) the Notice of Stockholder Business and Nominations for any reason does not comply with requirements for proposing business to be conducted and nominations to be presented at a special meeting, then in either case the Requesting Stockholder requests that you immediately notify Mr. Brand and Mr. Apfelroth in writing, setting forth the facts that the Company contends to support its position and specifying any additional information believed to be required. In the absence of such prompt notice, the undersigned will assume that the Company agrees that this Special Meeting Request and the Notice of Stockholder Business and Nominations comply in all respects with the requirements of the Amended and Restated Certificate of Incorporation of the Company, the Bylaws and any applicable law. Should any provision of this Special Meeting Request be held invalid, the remainder of the Special Meeting Request shall remain valid. The undersigned reserves the right to withdraw, modify, amend or supplement this Special Meeting Request at any time, to deliver additional Special Meeting Request Cards in respect of this Special Meeting Request from time to time, and to seek legal recourse if the Company fails to timely call and hold the Special Meeting as required.

Pursuant to Section 2.2 of Article II of the Bylaws, this Special Meeting Request bears the signature of the Requesting Stockholder.

[Signature Page Follows]

CUSIP No. 21871D103	SCHEDULE 13D

Very truly yours,

SENATOR FOCUSED STRATEGIES LP
By:	Senator Master GP LLC, its General Partner

By:	/s/ Evan Gartenlaub
	Name:	Evan Gartenlaub
	Title:	General Counsel

cc:	Frank D. Martell, President and Chief Executive Officer
James L. Balas, Chief Financial Officer

[Signature Page to Special Meeting Request]

CUSIP No. 21871D103	SCHEDULE 13D

EXHIBIT A

PROOF OF REQUESTING STOCKHOLDER RECORD OWNERSHIP

CUSIP No. 21871D103	SCHEDULE 13D

EXHIBIT B

SPECIAL MEETING REQUEST CARDS

CUSIP No. 21871D103	SCHEDULE 13D

EXHIBIT C

PROPOSED AMENDMENT

TO THE AMENDED AND RESTATED BYLAWS OF CORELOGIC, INC.

Proposed Amendment to the Bylaws to Provide Mechanics for Calling a Special Meeting if No Directors or Less Than a Majority of Directors are Then in Office.

Section 2.2 of Article II of the Amended and Restated Bylaws of CoreLogic, Inc. is amended to include the following clause:

“(b)    Notwithstanding anything to the contrary set forth herein, unless otherwise specified by the Court of Chancery, the Chief Executive Officer or Secretary shall, within five (5) business days after the date on which the Court of Chancery issues an order requiring the Corporation to hold an election pursuant to Section 223 of the DGCL, call a special meeting of stockholders of the Corporation for the election of directors and deliver notice of such meeting as provided in Section 2.3 of this Article II. Any special meeting of stockholders of the Corporation so called shall be held at the place, date and time specified in the notice of such meeting and in accordance with applicable law (or, at such other place, date and time as may be specified by the Court of Chancery).”